UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 12, 2008 (December 12, 2008)
NATIONAL CITY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10074	34-1111088

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484

(Address of Principal Executive Offices)	(Zip Code)
(216) 222-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     This Form 8-K is being filed pursuant to a memorandum of understanding regarding the settlement of certain litigation relating to the Agreement and Plan of Merger, dated as of October 24, 2008, between The PNC Financial Services Group, Inc. (“PNC”) and National City Corporation (“National City”).
Settlement of Certain Litigation
     As previously disclosed at pages 72-73 of the definitive joint proxy statement/prospectus of PNC and National City, dated November 21, 2008, included in PNC’s Registration Statement on Form S-4 (File No. 333-155248), as amended, under the heading “The Merger—Litigation Relating to the Merger,” National City, the members of its board of directors, and PNC have been named as defendants in certain actions filed on behalf of National City stockholders challenging the proposed merger of PNC and National City. As disclosed in the proxy statement, these actions include purported stockholder class actions in the Delaware Court of Chancery, the U.S. District Court for the Northern District of Ohio and the Court of Common Pleas, Cuyahoga County, Ohio.
     Pursuant to the November 3, 2008, order of the Delaware Chancery Court providing for expedited discovery in In re National City Corporation Shareholders Litigation, the plaintiffs in that action have obtained deposition and document discovery related to their claims.
     On November 24, 2008, the defendants in the Ward action pending in the Court of Common Pleas, Cuyahoga County, Ohio, filed an opposition to the plaintiffs’ motion for expedited discovery and a cross-motion to stay the action pending the outcome of the merger-related litigation pending in the Delaware Court of Chancery. On December 8, 2008, the Court denied the motion for expedited discovery; the defendants’ cross-motion for stay remains pending.
     On December 12, 2008, the defendants entered into a memorandum of understanding with the plaintiffs regarding the settlement of the Court of Chancery action, as well as the Ward action and the merger-related claims in the Sheeler action, both pending in the Court of Common Pleas, Cuyahoga County, Ohio. In connection with the settlement contemplated by the memorandum of understanding, National City and PNC agreed to make certain additional disclosures related to the proposed merger, which are contained in this Form 8-K. Subject to completion of certain confirmatory discovery by counsel to the plaintiffs, the memorandum of understanding contemplates that the parties will enter into a stipulation of settlement.
     The stipulation of settlement will be subject to customary conditions, including court approval following notice to National City’s stockholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Court of Chancery will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed merger, the merger agreement, and any disclosure made in connection therewith, pursuant to terms that will be disclosed to stockholders prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will file a petition in the Court of Chancery for an award of attorneys’ fees and expenses to be paid by National City and/or its successor(s) in interest. National City (and/or its successor(s) in interest) shall pay or cause to be paid such award(s) of attorneys’ fees and expenses. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Court of Chancery will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.
SUPPLEMENT TO DEFINITIVE PROXY STATEMENT
     In connection with the settlement of certain outstanding stockholder suits as described in this Form 8-K, National City has agreed to make these supplemental disclosures to the proxy statement dated November 21, 2008. This supplemental information should be read in conjunction with the proxy statement, which should be read in its entirety.
Background of the Merger
     The following disclosure supplements the discussion at page 40 of the proxy statement concerning the evaluation of strategic transaction options in early 2008.
     In the first quarter of 2008, National City engaged Goldman Sachs as its financial advisor to assist it and the board of directors in exploring additional alternative strategies to address the challenges facing National City at that time.
     As a result of its due diligence investigation of, and discussions with, National City, PNC delivered to National City a non-binding preliminary indication of interest for a possible combination transaction, but National City’s board of directors and management determined, based on a number of factors, to proceed with the capital infusion instead, as being in the best interests of the stockholders at that time.
     The following disclosure supplements the discussion at page 42 of the proxy statement concerning National City’s potential participation in the troubled asset purchase arrangements originally contemplated by TARP.
     In furtherance of its work as a consultant to National City with respect to asset analysis, Morgan Stanley also assisted management in analyzing National City’s potential participation in the TARP and preparing the information submitted to the Treasury Department.
     The following disclosure supplements the discussion at page 42 of the proxy statement concerning the meeting of the National City board of directors on October 2, 2008.
     The review of alternatives for a strategic transaction initially included the identification of five potential parties to acquire National City. Two such parties were

U.S. financial institutions, and three were international financial institutions. No other financial institutions were determined to be suitable and interested at that time.
     The following disclosure supplements the discussion at page 43 of the proxy statement concerning the meeting of the board of directors on October 19.
     The board of directors also discussed an illustrative discounted cash flow analysis of National City prepared by Goldman Sachs under the standalone option, which resulted in a range of illustrative value indications of National City that was higher than the aggregate consideration ultimately offered by PNC in the merger. However, the standalone option was deemed to not be feasible under the circumstances for a variety of reasons, including that it was dependent on government assistance.
     The following disclosure supplements the disclosure at page 44 of the proxy statement.
     On Tuesday, October 21, National City announced its earnings for the third quarter of 2008, and concurrently announced that it had begun implementation of a previously announced performance improvement initiative to enhance its earnings power and ability to grow in a scalable manner. The initiative was focused on reducing costs and driving changes in organizational structure and operations that would have increased operating efficiency and accelerated the benefits of National City’s direct and integrated strategy. More detailed information about the initiative can be found in the report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2008.
     The following disclosure supplements the discussion at page 44 of the proxy statement concerning the terms and conditions of the draft transaction documentation delivered by the other potential acquiror, including the price terms.
     Other key differences between terms of the proposed transaction documentation and certain other recent transactions included more extensive National City representations and warranties, more extensive National City covenants, and more burdensome conditions to closing that would result in less certainty of closing. The potential acquiror also required that National City enter into an agreement to sell to the potential acquiror a significant portion of its operations at a below market price if the transaction was terminated in certain circumstances. Management also reported on the status of price negotiations.
     The following disclosure supplements the discussion at page 44 of the proxy statement concerning the downside protection terms of certain National City investment agreements and warrants.
     More detailed information about the investment agreements and warrants may be found in reports on Form 8-K filed with the Securities and Exchange Commission on April 23, May 8 and June 30, 2008, in each case incorporated in the proxy statement by reference as provided under the heading “Where You Can Find More Information,” and the proxy statement filed on Schedule 14A filed with the Securities and Exchange Commission on August 4, 2008.
     The following disclosure supplements the discussion at page 46 of the proxy statement concerning the factors the National City board considered in approving and adopting the merger agreement.
     The board also considered that the search for other transaction partners had not yielded any other interested candidates who had offered a better or even equivalent price, and the absence, at that time, of an offer from any other party, which strongly supported the conclusion that the price offered by PNC was the best available for National City’s stockholders.
National City’s Reasons for the Merger
     The following disclosure supplements the discussion at page 43 of the proxy statement concerning the meeting of the National City board of directors on October 19, 2008 and page 47 of the proxy statement concerning National City’s reasons for the merger.
     The board also considered the range of regulatory actions that could be taken by bank regulatory authorities if National City did not engage in a transaction and if National City suffered a material loss of its liquidity, which included (but was not limited to) additional restrictions on operations, a prohibition on brokered deposits, a capital order and, ultimately, receivership of National City Bank. The board considered that the consequences of further regulatory action – particularly in light of recent precedent such as Washington Mutual – would likely include a complete loss of value for National City’s stockholders and negative impacts on debtholders, employees and other constituencies.
     The following disclosure supplements the discussion at page 47 of the proxy statement concerning National City’s reasons for the merger.
     Management’s understanding, after discussions with the OCC, that the Treasury Department could be announcing additional banks receiving capital under the Capital Purchase Program in the very near future, and management’s and the board’s concern about the market’s adverse interpretation of and reaction to the absence of National City from that announcement. The board also considered the possible effects of such a reaction from the market on National City’s liquidity, including a decline in customer and counterparty confidence, notwithstanding management’s earlier belief that National City had sufficient capital to withstand continued turbulence in the credit markets.
     The following disclosure supplements the discussion at page 47 of the proxy statement concerning National City’s reasons for the merger.

     In considering National City’s earnings and prospects on a stand-alone basis, the board of directors did not separately consider contingent claims made either against, or for the benefit of, National City.
The PNC Proposal
     The following disclosure supplements the discussion at page 45 of the proxy statement concerning the PNC proposal made on October 23, 2008.
     The PNC proposal contemplated a stock-for-stock transaction at a fixed exchange rate, transaction protection in the form of a 19.9% stock option, and the addition of one National City director to the PNC board. The proposal also contemplated announcement of a transaction prior to the opening of trading on the New York Stock Exchange on the morning of October 24, 2008.
     The following disclosure supplements the discussion at page 45 of the proxy statement concerning the proposed PNC transaction documentation.
     Sullivan & Cromwell and Cravath, Swaine and Moore also described their belief that the terms and conditions of the proposed merger agreement were generally consistent with those of certain other recent transactions involving financial institutions.
     The following disclosure supplements the discussion at page 46 of the proxy statement concerning discussions with PNC.
     As a result of the negotiations between National City management and PNC throughout the evening of October 23, including a counterproposal that PNC increase the merger consideration as requested by the National City board, PNC increased the implied value to be received by National City stockholders.
     Following the determination by National City’s board to proceed with the negotiation of definitive transaction documentation with PNC, the National City board recessed at approximately 12:00 a.m., to reconvene again at 6:00 a.m.
     The following disclosure supplements the discussion at page 46 of the proxy statement concerning the due diligence National City conducted on PNC.
     The due diligence on PNC conducted by management and Goldman Sachs included discussions with PNC executives concerning PNC’s overall financial condition, consensus estimates for future earnings, its capital position, its loan portfolios, its accounting methodologies, including with respect to the allowance for loan and lease losses, and its credit and other business practices, which supplemented a review already undertaken based on publicly available information.

National City’s Financial Advisor
     The following disclosure supplements the discussion at page 53 of the proxy statement concerning the liquidation analysis considered by Goldman Sachs.
     The only financial analysis of National City that Goldman Sachs considered in preparing its fairness opinion is the liquidation analysis described in the proxy statement due to National City’s determination that traditional financial analyses were not meaningful with respect to National City given the extraordinary circumstances.
     The following disclosure supplements the discussion at pages 52 and 53 of the proxy statement concerning the liquidation analysis considered by Goldman Sachs.
     The liquidation analysis considered by Goldman Sachs in connection with rendering its opinion was prepared by National City management and approved by the National City board for such use by Goldman Sachs.
     The following disclosure supplements the discussion at page 54 of the proxy statement concerning the fees payable to Goldman Sachs in connection with the merger.
     Other than the $25 million fee for services in connection with the merger and related expense reimbursement payable pursuant to the terms of its engagement letter, Goldman Sachs will not receive any other compensation from National City or PNC for investment banking and other financial services rendered in connection with the merger.
     The following disclosure supplements the discussion at page 52 of the proxy statement concerning the financial analyses considered by Goldman Sachs in preparing its fairness opinion.
     In preparing its fairness opinion, Goldman Sachs did not develop any forecasts for National City or PNC.
National City Executives
     The following disclosure supplements the discussion on page 75 of the proxy statement concerning the interests of National City’s directors and executive officers in the merger.
     PNC has engaged, and may engage in the future, in discussions with certain of National City’s executive officers regarding their continued employment with PNC following the merger. The parties have not entered into any definitive agreements regarding such future employment, and there can be no assurance that any such agreements will be reached with any of the executives. Any agreements that are entered into will not become effective unless and until the merger is completed.

Merger Related Litigation
     The following disclosure supplements the discussion at page 72 of the proxy statement concerning litigation related to the merger.
     A fourth action relating to the merger – Tharp v. National City Corp., 08 CV 2794 – has been brought in the United States District Court for the Northern District of Ohio. The plaintiff in the Tharp case makes allegations that are similar to those made in the McNiel, Skelly and Ward cases, and also alleges a violation of the federal securities laws, specifically Section 14(a) of the Securities Exchange Act of 1934 in the form of alleged misleading statements and omissions in connection with the merger.
     On November 26, 2008, the plaintiffs in the In re National City Corporation Derivative Litigation, pending in the United States District Court for the Northern District of Ohio, filed a motion to consolidate that action with the Skelly action pending in the same court. The plaintiffs’ motion remains pending.
     A description of pending claims asserted derivatively on behalf of National City may be found in National City’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission that are incorporated in the proxy statement by reference as provided under the heading “Where You Can Find More Information.”
*      *      *
     The proposed merger will be submitted to National City’s and PNC’s shareholders for their consideration. PNC has filed a Registration Statement on Form S-4 with the SEC, which includes a joint proxy statement/prospectus of PNC and National City that also constitutes a prospectus of PNC. PNC and National City have mailed the joint proxy/prospectus to their respective shareholders, and each of the companies plans to file with the SEC other relevant documents concerning the proposed merger. Shareholders and other investors are urged to read the joint proxy statement/prospectus (which was first mailed to PNC and National City shareholders on or about November 24, 2008) as well as any other relevant documents to be filed with the SEC in connection with the proposed merger or incorporated by reference into the joint proxy statement/prospectus (and any amendments or supplements to those documents), because they will contain important information. You may obtain a free copy of these documents, as well as other filings containing information about National City and PNC, at the SEC’s website (http://www.sec.gov) and at the companies’ respective websites, www.nationalcity.com/investorrelations and www.pnc.com/secfilings. Copies of these documents and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, free of charge, by directing a request to Jill Hennessey, National City Corporation, Senior Vice President, Investor Relations, Department 2229, P.O. Box 5756, Cleveland, OH 44101-0756, (800) 622-4204; or to PNC Financial Services Group, Inc, Shareholder Relations at (800) 843-2206 or via e-mail at investor.relations@pnc.com.

     National City and PNC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of PNC or stockholders of National City in connection with the proposed merger. Information about the directors and executive officers of National City is set forth in the proxy statement for National City’s 2008 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 7, 2008. Information about the directors and executive officers of PNC is set forth in the proxy statement for PNC’s 2008 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 28, 2008. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger may be obtained by reading the definitive joint proxy statement/prospectus regarding the proposed merger when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired: Not applicable
(b) Pro Forma Financial Information: Not applicable
(c) Shell Company Transactions: Not applicable
(d) Exhibits: None

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National City Corporation

(Registrant)

Dated: December 12, 2008	By /s/ David L. Zoeller

David L. Zoeller, Executive Vice President, Secretary and General Counsel